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         UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                       Washington, DC  20549

                             FORM 8-K



                         CURRENT REPORT



             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



  Date of Report (Date of earliest event reported) March 11, 1998



                     NICHOLAS FINANCIAL, INC.
      (Exact name of registrant as specified in its Charter)




    British Columbia, Canada         333-08407          8736-3354
 (State or Other Jurisdiction of    (Commission     (I.R.S. Employer
  Incorporation or Organization)    File Number)    Identification No.)

  2454 McMullen Booth Road, Building C
        Clearwater, Florida                                34619
 (Address of Principal Executive Offices)                  (Zip
                                                           Code)



                          (813) 726-0763
       (Registrant's telephone number, Including area code)


                          Not applicable
  (Former name, former address and former fiscal year, if changed since last report)



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Item 5.   Other Events

     Effective March 11, 1998, the Company's common shares were no longer listed on the Vancouver Stock Exchange. The registrants common shares are listed on the NASDAQ SmallCap System under the symbol NICKF. As a result of a February resolution by both Canadian and USA Directors, the company requested to be de-listed from the Canadian exchange in an effort to reduce the expense and confusion of maintaining different exchange symbols in two different countries.

     On March 4, 1998, the registrant issued a press release announcing its intention to de-list its common shares from the Vancouver Stock Exchange, a copy of which is attached as exhibit
99.3 to this Form 8-K and incorporated herein by reference.



    Item 7.             Financial Statements and Exhibits
  ------------        -------------------------------------------------
     (c)                Exhibits

  Exhibit No.           Description of Document

    99.3 Press release dated March 4, 1998 issued by the registrant

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                           SIGNATURES

   In accordance with the requirements of the Securities Act of 1934, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 8-K and authorized this Report to be signed on its behalf by the undersigned, in the City of Clearwater, State of Florida, on March 17, 1998.


                    NICHOLAS FINANCIAL, INC.
                          (Registrant)


  Date: March 17, 1998          /s/ Peter L. Vosotas
                                    Peter L. Vosotas
                                    Chairman, President, Chief
                                    Executive Officer
                                    (Principal Executive Officer)


  Date: March 17, 1998          /s/ Ralph T. Finkenbrink
                                    Ralph T. Finkenbrink
                                    (Principal Financial Officer and
                                    Accounting Officer)


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                              Exhibit 99.3


                            FOR IMMEDIATE RELEASE

Nicholas Financial, Inc.
Corporate Headquarters
2454 McMullen-Booth Rd.
Building C, Suite 501
Clearwater, FL 33759


          Contact: Ralph Finkenbrink           Nasdaq:   NICKF
                   Vice President, Finance     Web site: www.nicfn.com
                   Nicholas Financial, Inc.
                   Ph # - 813-726-0763
                   Fax # - 813-726-2140




  NICHOLAS STOCK LISTED ON NASDAQ INSTEAD OF VANCOUVER EXCHANGE

March 4, 1998 - Clearwater, Florida - Nicholas Financial, Inc., announced today that at the close of business on March 11, 1998, that its common shares trading under the symbol NIC.U, will be no longer be listed on the Vancouver Stock Exchange. As the result of a February resolution by both Canadian and USA directors, the Company requested to be de-listed from the Canadian exchange in an effort to reduce the confusion and expense of maintaining different exchange symbols in two countries and to begin the process to eliminate the Canadian parent company. Nicholas Financial's application for NASDAQ SmallCap was approved December 29, 1997 and its shares now trade under the symbol, NICKF.

In 1986, Nicholas Data Services, a Florida corporation, established a holding or "parent" company in Vancouver, British Columbia in order to raise capital on the VSE. At that time the shareholders of Nicholas Data Services, Inc in the U.S., swapped their shares for an equal amount of shares in the newly formed parent company, Nicholas Data Services, Ltd. The newly formed parent then applied for a listing on the VSE and successfully raised approximately $500,000 in a public offering during September of 1987. The USA company, now a wholly owned subsidiary of the Canadian parent was the only operating entity and proceeded to operate as a developer of financial application software for a variety of small businesses.

In 1990, a second Florida corporation, Nicholas Financial, Inc. was formed as a consumer finance company. This Company quickly became the predominant business of the two USA subsidiary companies. As a result the name of the Nicholas Data Services, Ltd. parent company was changed to Nicholas Financial, Inc., to better identify the Company's primary business function.


Nicholas Financial, Inc. is a consumer finance company that provides funding for pre-owned automobiles and light trucks. Its software subsidiary, Nicholas Data Services, Inc. designs, develops, supports and sells computer software to a variety of small businesses.

                          ### over ###

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The  Nicholas Financial, Inc. Canadian holding company  does  not presently employ nor has it ever employed personnel in Canada. The Company does not do business in Canada in any form and all corporate officers are located in Florida. The company intends to eliminate the Canadian holding company during the coming year. As a result of the Canadian holding company's closing, the "F" appended to Nicholas Financial's NASDAQ stock symbol will be
removed.   The "F" stock symbol designation is used by NASDAQ  to
signify a foreign corporation.

Peter L. Vosotas, President and CEO of Nicholas Financial Inc., expressed mixed feelings regarding the Company's exit from the Canadian exchange. Mr. Vosotas stated, "Our relationship with everyone on the Vancouver Stock Exchange has been terrific. They made it possible for us to become a real company. Nicholas Financial, Inc. got its start because of the VSE. We will be forever in their debt."

"We regret any inconvenience that we might be causing any of our Canadian shareholders. We sincerely believe that we will save a great deal of confusion and expense by discontinuing the efforts necessary to prepare filings, audits and other administrative reporting for two separate securities commissions, in two different countries."

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